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                                                                 EXHIBIT 10.14


                               ATC HOLDINGS, INC.
                           17911 VON KARMAN, SUITE 200
                             IRVINE, CALIFORNIA 92614

                                 LETTER OF GRANT
                                 ---------------

PERSONAL AND CONFIDENTIAL
-------------------------

July 1, 1997

William P. Foley, II
4181 Creciente Drive
Hope Ranch
Santa Barbara, CA 93110

     Re: Non-Qualified Stock Option

Dear Mr. Foley:

     In order to provide additional incentive to certain personnel, the Company is offering you by means of this letter certain non-qualified stock options.

     The options granted to you hereunder are subject to the following terms and conditions:

     1. NUMBER OF SHARES. The Company hereby grants to you non-qualified stock options (the "Options") to purchase FIFTY-FIVE THOUSAND (55,000) shares of the common stock (the "Shares") of the Company. The number of Shares subject to this Option shall be proportionately adjusted in the event of a stock split, stock dividend or similar recapitalization.

     2. PURCHASE PRICE. The purchase price at which the Shares may be acquired upon the exercise of an Option shall be Four Dollars ($4.00) per Share, which price is not less than 100% of the fair market value on the date of the grant. The purchase price for the Shares shall be proportionately adjusted in the event of a stock split, stock dividend or similar recapitalization.

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William P. Foley, II
July 1, 1997
Page Two

     3. EXERCISE DATE. The Options granted hereunder shall be exercisable as of the date of grant in full subject to the remaining terms and conditions hereof. The Options granted hereunder shall expire on June 30, 2007 after which date any unexercised Options shall be void for all purposes.

     4. TRANSFERABILITY. No Option shall be transferable by you other than by will or the laws of descent and distribution, and the Options may not be exercised by anyone other than you during your lifetime. Following your death, the Options may be exercised during the periods described in Paragraph 5 (but not more than 10 years from the date hereof) by your estate or the person to whom the Options pass by will or the laws of descent and distribution, but only to the extent that you could have exercised the Options on the date of your death and only during the periods described in Paragraph 5.

     5. EMPLOYMENT STATUS. No Options shall be exercisable after the expiration of the earliest of (i) three months after your service as a board member with the Company terminates, if such termination is for any reason other than permanent disability, death or cause, (ii) one year after the date your service as a board member terminates if such termination is the result of death or permanent disability, or (iii) June 30, 2007.

     6. MANNER OF EXERCISE. You may exercise the Options only by giving the Company written notice by registered or certified mail, postage prepaid, at the following address of your intent to exercise an Option, including the number of Shares that you intend to acquire and the full consideration therefore:

                              ATC Holdings, Inc.
                      17911 Von Karman Avenue, Suite 200
                           Irvine, California 92614
                           Attn: M'Liss Jones Kane

     7. CONSIDERATION. If you exercise any Options, the purchase price provided for pursuant to Paragraph 2 of this Letter of Grant must be paid by you in cash or stock. The Shares will not be transferred to you on the exercise of an Option until the full consideration therefor has been received by the Company.

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William P. Foley, II
July 1, 1997
Page Three

     8. VALUATION AND WITHHOLDING. The Company shall, at the time of issuance of any Shares purchased pursuant to the Plan, provide you with a statement of valuation of the Shares issued. At the time of exercise of all or any portion of the Options, the Company shall be entitled to withhold amounts from your compensation in an amount necessary to adequately provide for applicable federal, state and local taxes. The withholding may be made in a manner determined by the Company, including, without limitation, the following: (i) withholding other compensation payable to you, (ii) holding back the number of Shares necessary to satisfy the withholding amount, or (iii) obtaining cash from you in an amount sufficient to satisfy the withholding requirements. Until the Company is satisfied that any applicable withholding taxes have been adequately provided for, the Shares will not be transferred to you on the exercise of an Option.

    9. CONDITIONS OF ISSUANCE OF SHARES. Any Shares issued upon exercise of any Options shall not be issued unless the issuance and delivery of Shares pursuant thereto shall comply with all relevant provisions of law including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, any applicable state securities or "Blue Sky" law or laws (or an exemption from such provision if available), and the requirements of any stock exchange upon which the Shares may then be listed and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     No transfer of any Shares issued upon the exercise of any such Options will be permitted by the Company, unless any request for transfer is accompanied by evidence satisfactory to the Company that the proposed transfer will not result in a violation of any applicable law, rule or regulation, whether federal or state, including in the discretion of the Company an opinion of counsel reasonable and acceptable to the Company.

    Inability of the Company to obtain approval from any regulatory body having jurisdictional authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in the respect of the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.

    10. EFFECTIVE DATE OF GRANT. The effective date of grant of the Options is July 1, 1997. You should execute the enclosed copy of this Letter of Grant and return the executed document to the Company as soon as possible. The additional copies are for your records.

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William P. Foley, II
July 1, 1997
Page Four

    11. ACKNOWLEDGEMENT. You acknowledge receipt of a copy of the Plan and represent that you are familiar with the terms and provisions thereof. You hereby accept this Letter of Grant and the Options granted hereby subject to all terms and provisions hereof. You agree to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or a committee thereof upon any questions arising under the Plan. You agree to consult your independent tax advisors with respect to the income tax consequences to you, if any, of participating in the Plan.

Sincerely,

ATC HOLDINGS, INC.

By: /s/ WAYNE D. DIAZ
   -------------------------------
    Wayne D. Diaz
    President



ACCEPTED AND AGREED TO:

/s/ WILLIAM P. FOLEY, II
----------------------------------
William P. Foley, II